Exhibit 10.39.4

AMENDMENT NUMBER THREE
TO THE
NIKISKI COGENERATION PLANT SYSTEM USE AND DISPATCH AGREEMENT

This AMENDMENT NUMBER THREE is entered into by Homer Electric Association, Inc. (“HEA”) and Chugach Electric Association, Inc. (“Chugach”) on this 31st day of July, 2008.

WHEREAS, HEA and Chugach are currently operating under the February 9, 1999, Nikiski Cogeneration Plant System Use and Dispatch Agreement and the two amendments thereto (hereinafter collectively referred to as “Dispatch Agreement”) entered into by Alaska Electric Generation & Transmission, Inc. (“AEG&T”) and Chugach;

WHEREAS, on or about June 30, 2003, AEG&T transferred to Alaska Electric & Energy Cooperative, Inc. (“AEEC”), a single member cooperative of which HEA is the sole member, a substantial portion of AEG&T’s assets including the Nikiski Cogeneration Plant;

WHEREAS, on or about June 30, 2003, AEEC assumed AEG&T’s obligations under paragraphs 7.8 (c), 7.9(a), 7.9(b), 7.10 and 9.2(b) of the Dispatch Agreement;

WHEREAS, on or about June 30, 2003, AEG&T assigned all of its rights, interest, and duties in the Dispatch Agreement to HEA, except as provided above;

WHEREAS, the Dispatch Agreement contains an “all requirements” provision which obligates HEA to purchase its residual energy requirements exclusively from Chugach;

WHEREAS, in response to considerable member interest in sustainable natural alternative energy, HEA is in the process of developing and seeking approval from the Regulatory Commission of Alaska (“Commission”) for a Sustainable Natural Alternative Power (“SNAP”) Program;

WHEREAS, HEA’s SNAP Program will connect members who have developed alternative energy generation sources with individuals or entities who voluntarily contribute to the development of alternative energy sources;

WHEREAS, under the SNAP Program, HEA will purchase energy generated by “SNAP Projects” which are member-owned projects producing energy from facilities using wind, solar, geothermal, biomass, or water resources, with a capacity of 25 kW or less, and located with HEA’s service territory;

Amendment Number Three to Dispatch Agreement

WHEREAS, the “all requirements” provision in Section 7.10 of the Dispatch Agreement may currently prevent HEA from purchasing energy generated by SNAP Projects; and

WHEREAS, Chugach does not want the Dispatch Agreement to prevent HEA from proceeding with its SNAP program.

NOW THEREFORE, for good and valuable consideration, which is hereby expressly acknowledged by the parties, Chugach and HEA hereby amend Section 7.10 of the Dispatch Agreement to read:

7.10
Purchase of Power:   In addition to its 350,000 MWh purchase obligation under the Chugach Wholesale Power Agreement, AEG&T will purchase from Chugach in each calendar year after the Date of Commercial Operation a quantity of energy (MWh) equal to HEA’s residual energy (MWh) requirements less the quantity of energy (MWh) received by AEG&T as HEA’s allocated share under the Bradley Lake Hydroelectric Project Agreement for the Sale and Purchase of Electric Power and less the quantity of energy (MWh) generated for AEG&T Use; provided, that the quantity of energy which AEG&T shall be committed to purchase pursuant to this provision for its residual energy requirements shall not exceed 320,000 MWh per year.  AEG&T’s purchase obligation under this provision shall commence on the Date of Commercial Operation.  Residual energy is that energy used by HEA which is above the 350,000 MWh purchase obligation under the Chugach Wholesale Power Agreement but does not include any energy supplied from capacity used to supply demand in excess of 73 MW on the Chugach system or energy purchased by HEA from not more than one (1) MW of installed capacity pursuant to its Sustainable Natural Alternative Power (SNAP) Program.  All other rights and obligations of the parties under the Chugach Wholesale Power Agreement remain in force, including the sale and purchase obligation described in Section 3.4 of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment Number Three on the day and year first written above.

CHUGACH ELECTRIC COOPERATIVE, INC.

/s/ Lee D. Thibert (For)
Bradley Evans
CEO

HOMER ELECTRIC ASSOCIATION, INC.

/s/ Bradley P. Janorschke
Bradley P. Janorschke
General Manager

Amendment Number Three to Dispatch Agreement